Exhibit 10.9

Hyatt Regency Rochester

OMNIBUS OPTION AGREEMENT

BY AND AMONG

EAGLE HOSPITALITY PROPERTIES TRUST, INC.,

ROCHESTER DOWNTOWN HOTEL, INC.,

ROCHESTER HOTEL HOLDING CORPORATION

AND

KY FLORIDA HOTELS INVESTORS, INC.

May 4, 2004

IN MAKING AN INVESTMENT DECISION, THE GRANTOR MUST RELY ON ITS OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Hyatt Regency Rochester

OMNIBUS OPTION AGREEMENT

THIS OMNIBUS OPTION AGREEMENT (hereinafter referred to as this “Option Agreement”) is executed as of this 4th day of May, 2004 by Eagle Hospitality Properties Trust, a Maryland corporation (“Optionee”), Rochester Downtown Hotel, Inc., (the “Property-Owning Entity”), Rochester Hotel Holding Corporation (the “Parent”) and KY Florida Hotel Investors, Inc. (“KY Florida” and , together with the Parent and the Property-Owning Entity,” the “Grantor”).

WHEREAS, the Property-Owning Entity owns a fee simple interest in the Hyatt Regency Rochester (together with all improvements and personal property located thereon or related thereto, the “Property”); and

WHEREAS, Optionee desires to acquire from the Grantor, and the Grantor desires to grant to Optionee, an option to purchase the Property, through either a direct acquisition of the Property or an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or a single purpose entity formed solely for the purpose of owning the Property (the “Newco”), in such case as determined by the Optionee in its sole and absolute discretion; and

WHEREAS, the parties acknowledge that Optionee is considering the Transaction (as defined below) in connection with a proposed initial public offering of the Optionee’s shares of common stock (“Common Stock”).

NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by Optionee to the Grantor, the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Optionee and the Grantor agree as follows:

ARTICLE I

THE OPTION

1.1 Grant of Option. The Grantor hereby grants to Optionee an irrevocable option to purchase the Property, through either a direct acquisition of the Property or an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco, in such case as determined by the Optionee in its sole and absolute discretion, (such option is hereinafter referred to as the “Purchase Option”), on the terms and conditions hereinafter set forth. The purchase of the Property through either a direct acquisition of the Property or an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco is referred to herein as the “Transaction.”

1.2 Term and Exercise of Option. The Purchase Option may be exercised at any time from and after the date hereof through 5:00 p.m. on the earlier of (i) December 31, 2004 or (ii) the “Cessation Date” (as such term is defined in Section 2.4 hereof) (the earlier of such dates, the “Option Termination Date”). The Purchase Option can be exercised only by the giving of notice by Optionee to the Grantor. If Optionee does not exercise the Purchase Option by the Option Termination Date, the Purchase Option shall be deemed terminated and shall be of no further force and effect and the Grantor shall have no further obligations hereunder.

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1.3 Purchase Price and Payment. The full purchase price (the “Purchase Price”) for the Transaction upon the exercise of such Purchase Option shall be an aggregate of $11,483,583 in cash (the “Cash Amount”) and 57,997 shares of Common Stock (the “Shares”). In the event the Transaction is consummated as an acquisition of the Property by Optionee directly from the Property-Owning Entity, then the Purchase Price shall be delivered by Optionee to the Property-Owning Entity. In the event the Transaction is consummated as an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco, then the Purchase Price shall be delivered by Optionee to the Parent.

1.4 Assumed Liabilities. In the event the Transaction is consummated as an acquisition of the Property by Optionee directly from the Property-Owning Entity, upon the Initial Closing (as hereinafter defined), the Optionee shall assume and agree to perform and discharge all of the Property-Owning Entity’s liabilities specifically set forth on Schedule 2.1 and such other contracts identified on Schedule 3.9 that Optionee, in its sole and absolute discretion, elects to assume on and after the IPO Closing pursuant to an assignment and assumption agreement satisfactory to the Optionee (collectively, the “Assumed Liabilities”). In the event the Transaction is consummated as an acquisition of the Property by Optionee directly from the Property-Owning Entity, except as set forth in the immediately preceding sentence, Optionee shall not assume, or otherwise be responsible for any liabilities, obligations, taxes or indebtedness of the Property-Owning Entity or any of its affiliates, whether direct or indirect, liquidated or unliquidated, known or unknown, whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether arising out of occurrences prior to, at or after the Initial Closing (collectively, the “Excluded Liabilities”).

ARTICLE II

CONTRACT TO PURCHASE AND CLOSING PROCEDURES

2.1 Purchase and Sale. In the event the Transaction is consummated as an acquisition of the Property by Optionee directly from the Property-Owning Entity, upon Optionee’s exercise of the Purchase Option, the Property-Owning Entity shall, subject to Section 2.2 hereof, sell, transfer, assign, and convey to Optionee (or any subsidiary of Optionee that is disregarded for federal income tax purposes), and Optionee shall purchase and accept from the Property-Owning Entity, the Property, free and clear of all Encumbrances (as defined in Section 3.1) for the Purchase Price, such sale to be closed in accordance with this Article II. In the event the Transaction is consummated as an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco, upon Optionee’s exercise of the Purchase Option, the Parent shall, subject to Section 2.2 hereof, sell, transfer, assign, and convey to Optionee (or any subsidiary of Optionee that is disregarded for federal income tax purposes), and Optionee shall purchase and accept from the Parent, all of the ownership interests in the Property-Owning Entity or the Newco, as applicable, free and clear of all Encumbrances (as defined in Section 3.1) for the Purchase Price, such sale to be closed in accordance with this Article II.

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2.2 Closing; Condition to Obligations. In connection with or at any time after the exercise by Optionee of the Purchase Option, Optionee will specify a closing date, which date will be no later than December 31, 2004, for the initial closing (the “Initial Closing”) of the purchase and sale contemplated by the Purchase Option. At or before such Initial Closing, which shall be held at a place and time determined by Optionee in its sole discretion, Optionee and Grantor will execute all closing documents (the “Closing Documents”) required by Optionee in accordance with Section 2.3 and deposit the same in escrow with an escrow agent of Optionee’s choosing (the “Closing Agent”).

Upon the exercise of the Purchase Option, the transactions contemplated by this Option Agreement and by the Closing Documents executed and deposited in connection with such exercise will be consummated only if the closing of the initial public offering of Common Stock (the “IPO Closing”) occurs simultaneously with or within fifteen (15) business days after the date of the Initial Closing. If the IPO Closing occurs within such fifteen (15) business day period:

(i) Optionee shall, contemporaneously with the IPO Closing, cause to be delivered to the Closing Agent (y) the Cash Amount and (z) a certificate or certificates in the name of the Grantor for the Shares;

(ii) upon receipt of the consideration and the documentation set forth in clause (i) above, the Closing Agent will release the Closing Documents to Optionee and deliver to Grantor the Cash Amount and the Shares; and

(iii) the transactions described or otherwise contemplated herein or in the Closing Documents will thereupon be deemed to have been consummated (such consummation, the “Final Closing”).

If the IPO Closing does not occur within fifteen (15) business days after the date of the Initial Closing, then neither party shall have any obligations under the Closing Documents executed in connection with the related exercise of the Purchase Option or under any agreements, documents or instruments executed and delivered by or on behalf of the Grantor pursuant to or in connection with this Option Agreement or the transactions contemplated by such exercise (such other agreements or instruments, collectively, “Ancillary Agreements”), the Closing Documents and the Ancillary Agreements shall be deemed null and void ab initio and the Closing Agent will be directed to destroy the Closing Documents and any Ancillary Agreement it holds and return to Optionee the consideration delivered by Optionee to the Closing Agent in accordance with the previous paragraph. This Option Agreement shall thereafter remain in effect and Optionee may thereafter exercise the Purchase Option again at any time before the Option Termination Date.

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2.3 Documents to be Delivered at Closing. At the Initial Closing, the Grantor shall, directly or indirectly or through the attorney-in-fact appointed pursuant to Article 5 hereof, execute, acknowledge where deemed desirable or necessary by Optionee, and deliver to the Closing Agent, in addition to any other documents mentioned elsewhere herein, the following:

(a) In the event the Transaction is consummated as an acquisition of the Property by Optionee directly from the Property-Owning Entity, an assignment and bill of sale (the “Assignment”), which shall be in a form satisfactory to Optionee, containing a warranty of title that the Property-Owning Entity owns the Property free and clear of all Encumbrances (as defined in Section 3.1) and reaffirming the accuracy of all representations and warranties and the satisfaction of all covenants made by the Grantor in Article 3 hereof. In the event the Transaction is consummated as an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco, an Assignment, which shall be in a form satisfactory to Optionee, containing a warranty of title that the Property-Owning Entity owns the Property free and clear of all Encumbrances, a warranty of title that the Parent owns all of the ownership interests in the Property-Owning Entity or the Newco, as applicable, free and clear of all Encumbrances, and reaffirming the accuracy of all representations and warranties and the satisfaction of all covenants made by the Grantor in Article 3 hereof.

(b) If requested by Optionee, a certified copy of all appropriate entity resolutions or actions and any other evidence requested by Optionee authorizing the execution, delivery and performance by Grantor of this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents, and any other instrument evidencing that all of Grantor’s representations and warranties remain true and correct as of the date of the IPO Closing.

(c) If requested by Optionee, an opinion from counsel for the Grantor in form and content reasonably acceptable to Optionee substantially to the effect that:

(i) the Grantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and had and has all applicable corporate power and authority to enter into, delivery and perform this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents;

(ii) the execution, delivery and performance of this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents, and the transactions contemplated hereby and thereby, (x) do not and will not constitute a breach or a violation of the Grantor’s charter or bylaws, if applicable, (y) do not and will not violate any foreign, federal, state, local or other laws applicable to the Grantor or the Property or require the Grantor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (z) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Grantor is a party or by which the property of the Grantor is bound or affected, or result in the creation of any Encumbrance (as defined in Section 3.1) on the Property or, if applicable, on the ownership interests in the Property-Owning Entity or the Newco; and

(iii) all applicable entity action necessary for the Grantor to execute and deliver this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents has

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been taken and that the same have been validly executed and delivered and are the valid and binding obligations of the Grantor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights and remedies generally.

(d) An affidavit establishing an exemption from the withholding requirements of the Foreign Investment in Real Property Tax (FIRPTA), as amended.

(e) Evidence reasonably satisfactory to Optionee that the franchisor of the Property has consented to the Transaction as required by the currently effective franchise agreement relating to the Property or that a new franchise agreement between the Optionee and the Property’s franchisor has been executed as of the date of the Initial Closing.

(f) Pledge Agreements, satisfactory to Optionee, by Grantor for the Shares conveyed to Grantor to secure the indemnification obligations described in Article VII for the period commencing on the IPO Closing Date and ending on the first anniversary thereof.

(g) Evidence reasonably satisfactory to Optionee that the Property is properly licensed to serve alcoholic beverages, whether by owner license, third party contract or otherwise, as permitted by applicable law.

(h) Evidence reasonably satisfactory to Optionee that the lender of any borrowed money as set forth on Schedule 3.1 has consented to Transaction as required by any loan document, deed of trust, mortgage or other evidence of indebtedness related to the Property.

(i) Evidence reasonably satisfactory to Optionee that any certificates, approvals, licenses, authorities or permits issued by local, state or federal agencies or bodies necessary to conduct the business conducted by the Grantor on the Property have been transferred to the Optionee or the Optionee’s designee effective as of the date of the Initial Closing.

(j) Evidence reasonably satisfactory to Optionee that the insurance policies necessary or desirable to conduct the business conducted by the Grantor on the Property have been transferred to the Optionee or the Optionee’s designee effective as of the date of the Initial Closing.

(k) Evidence reasonably satisfactory to Optionee that all required consents of lessors and permits necessary to conduct the business conducted by the Contributed Entity with respect to the Property have been obtained.

(l) Any other documents reasonably necessary to assign, transfer and convey the Property and effectuate the transactions contemplated hereby, including filings with any applicable governmental jurisdiction in which the Optionee is required to file its partnership documentation.

Hyatt Regency Rochester

2.4 Cessation of Public Offering. If at any time Optionee or its underwriter or underwriters determine in good faith to abandon the initial public offering of its Common Stock (the date of such determination being referred to as the “Cessation Date”), Optionee will so advise the Grantor in writing and thereupon all parties hereto will be relieved of all obligations under this Option Agreement, all Ancillary Agreements, and all Closing Documents.

2.5 Closing Costs. Optionee agrees to pay all of the closing costs arising from the Transaction pursuant to the exercise by Optionee of the Purchase Option, exclusive of any legal fees or income tax liability incurred by the Grantor in connection herewith.

2.6 Further Assurances. The Grantor will, from time to time, execute and deliver to Optionee all such other and further instruments and documents and take or cause to be taken all such other and further action as Optionee may reasonably request in order to effect the transactions contemplated by this Option Agreement, including instruments or documents deemed necessary or desirable by Optionee to effect and evidence the conveyance of the Property in accordance with the terms of this Option Agreement.

2.7 No Disposition. During the period commencing on the IPO Closing and ending on the first anniversary thereof, the Grantor may not assign, sell, distribute, pledge or otherwise encumber or dispose of the Shares without the prior written consent of the Optionee.

2.8 Optionee’s Election of Transaction. At any time at least 10 business days prior to Optionee’s exercise of the Purchase Option, Optionee shall, in its sole and absolute discretion, provide written notice to the Grantor stating whether Optionee, upon any such exercise, intends to acquire the Property through a direct acquisition of the Property or an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco. In the event that Optionee notifies the Grantor that it intends to acquire all of the ownership interests in the Newco, then the Grantor shall take all steps reasonably necessary to contribute the Property to the Newco, and cause Newco to assume only those liabilities set forth on Schedule 3.1, prior to the Initial Closing, on terms and conditions satisfactory to Optionee, in its sole and absolute discretion.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR

As a material inducement to Optionee to enter into this Option Agreement and to consummate the transactions contemplated hereby, the Grantor hereby makes to Optionee each of the representations, warranties and covenants set forth in this Article III, which representations and warranties are true as of the date hereof and as of the date of the Final Closing. As a condition to Optionee’s obligation to complete the purchase of the Property after the exercise of the Purchase Option, (i) such representations and warranties must continue to be true as of the date of the Initial Closing and as of the date of the Final Closing and (ii) Grantor shall have complied with all of the covenants contained herein.

Hyatt Regency Rochester

3.1 Title. Except as set forth on Schedule 3.1, the Property-Owning Entity owns the Property beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, easements, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party other than equipment leases (collectively, “Encumbrances”), and has full power and authority to convey free and clear of any Encumbrances, the Property and, upon delivery of an Assignment conveying the Property and payment for the Property as herein provided, Optionee (or its designee) will acquire good and valid title thereto, free and clear of all Encumbrances other than as set forth on Schedule 3.1. The Parent owns all of the outstanding ownership interests in the Property-Owning Entity, and will own all of the outstanding ownership interests in the Newco, if formed, in each case free and clear of all Encumbrances. In the event that the Transaction is consummated as an acquisition of all of the outstanding ownership interests in the Property-Owning Entity, except for such assets (other than the Property) that will be distributed to the Parent or acquired by Optionee for the fair market value thereof prior to the date of the Final Closing (at the Optionee’s sole and absolute discretion), the Property-Owning Entity will own no assets other than the Property. If formed, the Newco will own no other assets other than the Property.

3.2 Authority. The Grantor has full right, authority, power and capacity: (i) to enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Grantor pursuant to this Option Agreement, including, without limitation, the Ancillary Agreements and the documents described in Section 2.3 hereof; (ii) to carry out the transactions contemplated hereby and thereby; and (iii) to consummate the Transaction upon exercise by Optionee of the Purchase Option and payment therefor in accordance with this Option Agreement. This Option Agreement, the Ancillary Agreements and each agreement, document and instrument executed and delivered by or on behalf of the Grantor pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Grantor, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Option Agreement, Ancillary Agreements and each such agreement, document and instrument by or on behalf of the Grantor: (x) does not and will not violate the Grantor’s charter or bylaws; (y) does not and will not violate any foreign, federal, state, local or other laws applicable to the Grantor or the Property or require the Grantor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect; and (z) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Grantor is a party or by which the property of the Grantor, including, but not limited to, the Property, is bound or affected, or result in the creation of any Encumbrance on the Property or on the ownership interests in the Property-Owning Entity or the Newco.

3.3 No Other Agreements to Sell. The Grantor represents that it has made no agreement with, and covenants that it will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way

Hyatt Regency Rochester

encumber the Property or to not sell the Property, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to the Property. The Parent represents that it has made no agreement with, and covenants that it will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber the ownership interests in the Property-Owning Entity or the Newco or to not sell the ownership interests in the Property-Owning Entity or the Newco, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to the ownership interests in the Property-Owning Entity or the Newco.

3.4 No Brokers. The Grantor represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Optionee to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

3.5 Investment Representations and Warranties.

(a) The Grantor will be acquiring the Shares for its own account and not with the view to the sale or distribution of the same or any part thereof in violation of the Securities Act of 1933, as amended (the “Act”).

(b) The Grantor understands and acknowledges that the Shares to be issued to the Grantor will not be registered under the Act or the securities laws of any state (“Blue Sky Laws”) by reason of a specific exemption or exemptions from registration under the Act and applicable Blue Sky Laws and that the Optionee’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Grantor.

(c) The Grantor understands that, for the reasons set forth in paragraph (b) above, the Shares may not be offered, sold, transferred, pledged, or otherwise disposed of by Grantor except (i) pursuant to an effective registration statement under the Act and any applicable Blue Sky Laws, (ii) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer of the Shares may be made without registration under the Act, together with either registration or an exemption under applicable Blue Sky Laws, or (iii) upon the Optionee receiving an opinion of counsel knowledgeable in securities law matters and reasonably acceptable to the Optionee to the effect that the proposed transfer is exempt from the registration requirements of the Act and any applicable Blue Sky Laws. Accordingly, Grantor understands that it must bear the economic risk of an investment in the Shares for an indefinite period of time.

(d) Each of the holders of capital stock of the Grantor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Act;

(e) The Grantor understands that an investment in the Optionee involves substantial risks. Grantor has had the opportunity to review all documents and information which it has requested concerning its investment in the Optionee and to ask questions of the proposed management of the Optionee, which questions were answered to its satisfaction.

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(f) The Grantor understands that the Shares will bear a legend substantially to the effect of the following:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to the Optionee that the proposed transaction will be exempt from registration under the Act and applicable state securities laws.”

and that the Optionee reserves the right to place a stop order against the transfer of the Shares, and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend.

3.6 NASD Affiliation. The Grantor represents that neither it nor any affiliate of the Grantor is a member or person affiliated with a member of the National Association of Securities Dealers, Inc. (“NASD”). The Grantor further represents that neither it nor any affiliate of the Grantor owns any stock or other securities of any NASD member not purchased in the open market, or has made any outstanding subordinated loans to an NASD member. (A company or natural person is presumed to control a member of the NASD and is therefore presumed to constitute an affiliate of such a member if the company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the NASD and is therefore presumed to constitute an affiliate of such a member if such person has the power to direct or cause the direction of the management or policies of such member.)

3.7 Covenant to Remedy Breaches. Without limiting any of Grantor’s obligations set forth in this Option Agreement, the Grantor covenants to use all reasonable efforts within its control (i) to prevent the breach of any representation or warranty of the Grantor hereunder, (ii) to satisfy all covenants of the Grantor hereunder and (iii) to promptly cure any breach of a representation, warranty or covenant of the Grantor hereunder upon its learning of same. Compliance with this covenant shall not limit Grantor’s liability for a breach of, or failure to perform, any other representation, warranty or covenant herein.

3.8 Leases. Schedule 3.8 is a true, correct and complete schedule of all leases, subleases and rights of occupancy in effect with respect to the Property (the “Leases”). Except as set forth on Schedule 3.8, there are no other leases, subleases, tenancies or other rights of occupancy in effect with respect to the Property. True, correct and complete copies of the Leases, together with all amendments and supplements thereto and all other documents and correspondence relating thereto, have been delivered or made available to Optionee and its agents and underwriters. Except as set forth on Schedule 3.8, all such Leases are valid and

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enforceable and presently in full force and effect, and none of the Leases have been assigned and all brokerage commissions payable under any of the Leases have been paid or will be paid prior to the IPO Closing. Neither the Grantor nor, to the knowledge of the Grantor, any third party lessee or landlord under any Lease, is in default under such Lease, and the Grantor does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under such Leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Property. No third party tenant or landlord under any of the Leases has an option or right of first refusal to purchase the premises demised under such Leases. The consummation of the transactions contemplated by this Option Agreement and the Ancillary Agreements will not give rise to any breach, default, or any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of the Leases. Each of the Leases is assignable by the Grantor and, except as disclosed on Schedule 3.8 attached hereto, none of the Leases requires the consent or approval of any party in connection with the transactions contemplated by this Option Agreement or the Ancillary Agreements.

3.9 No Contracts. No agreements, undertakings or contracts affecting the Property, written or oral, will be in existence as of the IPO Closing, except as set forth on Schedule 3.9 attached hereto, and true and correct copies of such contracts have been delivered to Optionee. With respect to any such contracts set forth on Schedule 3.9, each such contract is valid and binding on the Grantor and is in full force and effect in all material respects. To the knowledge of Grantor, no party to any such contract has breached or defaulted under the terms of such contract, except for such breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the business or operations of the Property.

3.10 Liabilities; Indebtedness. Except as set forth on Schedule 3.1, the Grantor has not incurred any indebtedness related to the Property except in each instance for trade payables and other customary and ordinary expenses in the ordinary course of business that will be paid and discharged in full by the Grantor as of the IPO Closing.

3.11 Insurance. The Grantor currently maintains or causes to be maintained all of the public liability, casualty and other insurance coverage with respect to the Property. All such insurance coverage shall be maintained in full force and effect through the IPO Closing and all premiums due and payable thereunder have been, and shall be, fully paid when due.

3.12 Personal Property. All equipment, fixtures and personal property located at or on the Property shall remain and not be removed prior to the IPO Closing, except for equipment that becomes obsolete or unusable, which may be disposed of or replaced in the ordinary course of business.

3.13 Claims or Litigation. Neither the Grantor nor the Property is subject to any claim, demand, suit, unfiled lien, proceeding, or litigation of any kind, pending or outstanding, before any court or administrative, governmental or regulatory authority, agency or body, domestic or foreign, or to any order, judgment, injunction or decree of any court, tribunal or other

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governmental authority, or to the knowledge of Grantor, threatened or likely to be made or instituted, which individually or in the aggregate would have a material adverse effect on the business or financial condition of the Grantor or the Property or in any way be binding upon Optionee or its successors or assigns or affect or limit Optionee’s or its successors’ or assigns’ full use and enjoyment of the Property or which would limit or restrict in any way any of Grantor’s rights or abilities to enter into this Option Agreement, the Ancillary Agreements or any agreement, document and instrument executed and delivered by or on behalf of the Grantor pursuant to this Option Agreement and consummate the assignments, transfers, conveyances and any other transaction contemplated hereby or thereby.

3.14 Environmental Conditions.

(i) As of the date of this Option Agreement and as of the IPO Closing, and except as set forth in the environmental reports and materials previously delivered to Optionee which are listed on Schedule 3.14 attached hereto (collectively, “Environmental Reports”), to Grantor’s knowledge, the Property (which for purposes of this Section 3.14 shall include all leased and vacant space, land surface water, groundwater and any and all improvements located on, in or under the Property) is now and will be at the IPO Closing free of all contamination which exists as or has arisen from, directly or indirectly:

(a) any “hazardous waste,” “underground storage tanks,” “petroleum,” “regulated substance,” or “used oil” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901, et seq.), as amended (“RCRA”), or by any regulations promulgated thereunder;

(b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et seq.), as amended (“CERCLA”), or by any regulations promulgated thereunder (including without limitation asbestos, radon, mold and lead-based paint);

(c) any “oil” or other “hazardous substance” as defined by the Oil and Hazardous Substance Control Act of 1976, as amended, or by and regulations promulgated thereunder;

(d) any substance the presence of which on, in or under such Property is prohibited or regulated by any federal, state or local environmental law (an “Environmental Law”); and

(e) any other hazardous materials as to which remedial action is required under applicable Environmental Laws (together with substances described in subsections (a) – (d), “Hazardous Materials”).

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(ii) As of the date of this Option Agreement and as of the IPO Closing, and except as set forth in the Environmental Reports listed on Schedule 3.14 attached hereto:

(a) to Grantor’s knowledge, the Property is now and will be at the IPO Closing free from asbestos and any asbestos containing materials (including without limitation the presence of any asbestos in the insulation or other materials used comprising any part of the improvements), mold, radon and lead-based paint that would have a material adverse effect on the Property;

(b) to the knowledge of Grantor, the Grantor has not placed, located, sited or buried any underground storage tanks at the Property and, to the knowledge of Grantor, no underground storage tanks are located on, at or under the Property;

(c) to the knowledge of Grantor, the Property does not appear on any state or federal CERCLA, RCRA, Superfund or other similar lists and, to the knowledge of Grantor, the Property is not proposed to be included on any such list;

(d) to the knowledge of Grantor, the Grantor has never used any part of the Property as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA and, to the knowledge of Grantor, no part of the Property has ever been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of hazardous waste as defined in RCRA;

(e) to the knowledge of Grantor, no notice of violation or other written communication has been received by the Grantor or any predecessor in title from a governmental agency or other entity or person, alleging or suggesting any violation of any Environmental Law on or with respect to the Property;

(f) to the knowledge of Grantor, neither the Grantor nor any of its agents, licensees or invitees have placed or permitted the placement of any Hazardous Materials in, on, under or over the Property in violation of any Environmental Law;

(g) to the knowledge of Grantor, no other party has placed any Hazardous Material in, on, under or over any of the Property in violation of any Environmental Law; and

(h) to the knowledge of Grantor, the Property is not subject to any federal, state or local lien (including any “Superfund” lien), proceedings, claim, liability, or action, or the threat or likelihood thereof, relating to the clean-up, removal or remediation of any Hazardous Material from the Property and the Grantor has not received any request or information from the United States Environmental Protection Agency or any other public, governmental or quasi-governmental agency or authority with jurisdiction over any Environmental Law.

3.15 Financial Condition of the Property. The income statements for the Property previously provided to Optionee fairly present in all material respects the results of operations and corresponding income or losses for the Property for each of the three 12-month periods in the three-year period ended December 31, 2003, in accordance with generally accepted

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accounting principles in the United States. Except as set forth on Schedule 3.15 attached hereto, there has been no material adverse change since December 31, 2003, financial or otherwise, in the financial condition of the Property.

3.16 Compliance With Laws. The Grantor possesses such certificates, approvals, licenses, authorities or permits issued by the appropriate local, state or federal agencies or bodies necessary to conduct the business to be conducted by it, and the Grantor has not received any written notice of proceedings relating to the revocation or modification of any such certificate, approval, license, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Property. To its knowledge, the Grantor has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act (“ADA”) or any restrictive covenants or other easements, encumbrances or agreements, relating to the Property, which remains uncured. To the knowledge of Grantor, the Property has been constructed and is operated in accordance with all applicable laws, ordinances, rules and regulations. All approvals regarding zoning, land use, subdivision, environmental and building and construction laws, ordinances, rules and regulations have been obtained, and such approvals will not be invalidated by the consummation of the transactions contemplated by this Option Agreement and the Ancillary Agreements; provided, however, to the knowledge of Grantor, the Property (including, all improvements) is substantially in compliance with the ADA.

3.17 Condemnation and Moratoria. Except as set forth on Schedule 3.17, there are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any portion of the Property, (ii) no pending or, to the knowledge of Grantor, threatened moratoria on utility or public sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements, including without limitation tenant improvements, which affect or would affect any portion of the Property, and (iii) no pending or, to the knowledge of Grantor, threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district and there are no graveyards or burial grounds located within the Property.

3.18 Condition of Improvements. To the knowledge of Grantor, there is no material defect in the condition of (i) the Property, (ii) the improvements thereon; (iii) the roof, foundation, load-bearing walls or other structural elements thereof, or (iv) the mechanical, electrical, plumbing and, safety systems therein, nor any material damage from casualty or other cause, nor any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

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3.19 Taxes. Except as set forth on Schedule 3.19 attached hereto, (i) all taxes (including real estate taxes due and owing with respect to the Property) required to be paid by the Grantor on or before the date hereof have been paid and all tax or information returns required to be filed on or before the date hereof by or on behalf of the Grantor have been filed and all such tax or information returns required to be filed hereafter will be filed on or before the date due in accordance with all applicable laws prior to the incurrence of any penalties or interest thereon and all taxes shown to be due on any returns have been paid or will be paid when due; and (ii) there is no action, suit or proceeding pending against or threatened with respect to the Grantor or the Property in respect of any tax, nor is any claim for additional tax asserted by any taxing authority. Except as set forth on Schedule 3.19 attached hereto, neither the Grantor nor any of its federal, state and local income or franchise tax returns are the subject of any audit or examination by any taxing authority. Except as set forth on Schedule 3.19 attached hereto, the Grantor has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

3.20 Management Agreements. All management, services and similar agreements relating to the Property are described on Schedule 3.20 attached hereto (collectively, the “Management Agreements”), and all such Management Agreements shall be terminated as of Final Closing and thereafter shall be void and of no further force and effect and no further amounts will be due any party under such Management Agreements.

3.21 Absence of Certain Changes. Since December 31, 2003, except as set forth or referred to on Schedule 3.21, there has not been with respect to the Property:

(a) any material adverse change in the financial condition of the Property;

(b) any change in the condition of the Property or the business or liabilities of the Property except normal and usual changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse;

(c) any damage, destruction or loss, whether or not covered by insurance, individually or in the aggregate, materially and adversely affecting the Property;

(d) any change in the accounting methods or practices with respect to the Property or in depreciation or amortization policies theretofore used or adopted;

(e) any material liability with respect to the Property, contingent or otherwise, other than for operating expenses, obligations under any executory contracts disclosed on Schedule 3.9 hereof incurred for fair consideration and taxes accrued with respect to operations during such period, all incurred in the ordinary course of business; or

(f) any other material change in the business of the Property.

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3.22 Consents. Except as disclosed on Schedule 3.22, (i) no consents, approvals, waivers, notifications, acknowledgements or permissions are required in order for Grantor to fully perform its obligations under this Option Agreement or the Ancillary Agreements or which, if left unobtained at Final Closing and thereafter, individually or in the aggregate, would have a material adverse affect on the value, operation, occupation, use or development of the Property, and (ii) the execution and delivery of this Option Agreement by Grantor and the consummation of the transactions contemplated hereby, including without limitation the execution of any related agreements, will not require the consent of, or any prior filing with or notice to or payment to, any governmental authority or other Person.

3.23 Disclosure. The representations and warranties contained in this Option Agreement (including Schedules and Exhibits and the Ancillary Agreements) or in any information, statement, certificate or agreement furnished or to be furnished to Optionee by Grantor in connection with the Final Closing pursuant to this Option Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements and information contained herein or therein, in light of the circumstances in which they are made, not misleading.

3.24 Effect of Transactions. In the event the Transaction is consummated as an acquisition of the Property by Optionee directly from the Property-Owning Entity, Optionee will be the sole owner of the Property, free and clear of any Encumbrances other than those Encumbrances set forth on Schedule 3.1. In the event the Transaction is consummated as an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco, Optionee will be the sole owner of such ownership interests, free and clear of any Encumbrances, and the Property-Owning Entity or the Newco, as applicable, will be the sole owner of the Property, free and clear of any Encumbrances other than those Encumbrances set forth on Schedule 3.1.

3.25 Ordinary Course. From the date hereof through the date of Final Closing, Grantor shall continue to operate the Property in the ordinary course of business and substantially as operated on the date of this Option Agreement.

3.26 Access. From the date hereof through the date of Final Closing, Grantor shall give the Optionee and its respective agents, attorneys and representatives full access to such of its books, records and documents, including any surveys or environmental site assessments related to the Property, and to the Property as Optionee may reasonably request; provided, however, that until Final Closing each party shall not disclose and shall cause its agents, attorneys and representatives not to disclose to any third party any confidential data or information secured in connection with the transaction contemplated under this Agreement and, if Final Closing does not occur as herein provided, each party, at its expense, will promptly return to the other parties, all books, records and other documents and papers obtained from such other parties, and all documents derived therefrom, and all copies thereof and shall preserve the confidentiality of any data or information exchanged or secured in connection with the transaction contemplated hereunder.

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3.27 Notice of Developments. From the date hereof through the date of Final Closing, Grantor will give prompt written notice to Optionee of any material development affecting such Grantor’s Property and the operations and results of operations related to such Grantor’s Property. Each party hereto will give prompt written notice to the other parties of any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement. No disclosure by any party pursuant to this Section 3.27, however, shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

3.28 Bankruptcy. There has not been filed any petition or application with respect to, or any proceeding commenced by or against, any of the assets of Grantor under any bankruptcy law, and Grantor has not made any assignment for the benefit of creditors. Grantor is not “insolvent” within the meaning of any bankruptcy law. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall render Grantor insolvent.

3.29 Utilities. The Property is served by storm and sanitary sewer, water, gas, electric, and telephone utilities, which utilities are available on the Property or are available at the edge of the Property within contiguous public rights-of-way, and which utilities are of proper size and/or capacity to conduct the business conducted by the Contributed Entity with respect to the Property.

3.30 ERISA. Neither the Property-Owning Entity nor, if formed, the Newco has or will have any (i) labor agreement to which it is a party, or by which it is bound, including “employee pension benefit plans” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) employment, profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, welfare or incentive plan, fund, program or contract to which it is a party, or by which it is bound; (iii) written or other formal personnel policies; or (iv) plan or agreement under which “fringe benefits” (including, but not limited to, vacation plans or programs, sick leave plans or programs, and related benefits) are afforded to its employees.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OPTIONEE

As a material inducement to the Grantor to enter into this Option Agreement and to consummate the transactions contemplated hereby, Optionee hereby makes to the Grantor each of the representations and warranties set forth in this Article IV, which representations and warranties shall be true as of the date hereof, as of the date of the Initial Closing and as of the date of consummation of the Initial Closing.

4.1 Authority. Optionee has full right, authority, power and capacity: (i) to enter into this Option Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Option Agreement; (ii) to carry out the transactions contemplated hereby and thereby; and (iii) to issue Shares to the Grantor to the

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extent called for in the Purchase Price and in accordance with the terms of this Option Agreement. This Option Agreement and each Ancillary Agreement delivered by Optionee pursuant to this Option Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Optionee, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Option Agreement and each such Ancillary Agreement: (x) does not and will not violate the partnership agreement of Optionee; (y) does not and will not violate any foreign, federal, state, local or other laws applicable to Optionee or require Optionee to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made; and (z) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Optionee is a party or by which the property of Optionee is bound or affected.

4.2 No Brokers. Optionee represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Grantor to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

ARTICLE V

POWER OF ATTORNEY

5.1 Grant of Power of Attorney. The Grantor does hereby irrevocably appoint J. William Blackham, William P. Butler, Todd W. Kibler and Optionee, and each of them individually and any successor thereof from time to time (such persons or Optionee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the “Attorney-in-Fact”), as the true and lawful attorney-in-fact and agent of the Grantor, to act in the name, place and stead of the Grantor:

(a) To take for the Grantor all steps deemed necessary or advisable by Optionee in connection with the registration of the Common Stock under the Act, including without limitation (i) filing a registration statement and amendments thereto (the “Registration Statement”) under the Act which describes the benefits to be received by the Grantor in connection with the offering of the Common Stock, (ii) distributing a preliminary prospectus and prospectus regarding the offering of the Common Stock (the “Preliminary Prospectus” and “Prospectus”) which contain such information as is deemed necessary or desirable to lawfully effect the initial public offering of such shares, and (iii) to take such other steps as the Attorney-in Fact may deem necessary or advisable.

(b) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including, without limitation, the execution of Closing Documents, Ancillary Agreements, the Optionee’s partnership agreement and any other documents relating to the Transaction) and, in general, to do all things and to take all action which the Attorney-in-Fact in its sole discretion

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may consider necessary or proper in connection with or to carry out the transactions contemplated by this Option Agreement, the Ancillary Agreements, if any, and the Closing Documents as fully as could the Grantor if personally present and acting.

(c) To make, acknowledge, verify and file on behalf of the Grantor applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering Blue Sky Laws and to take any other action required to facilitate the exemption for registration of the Shares under the Blue Sky Laws of the jurisdictions in which the Shares are to be offered.

The Power of Attorney granted by the Grantor pursuant to this Article V and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Optionee and is for the purpose of completing the transactions contemplated by this Option Agreement. The Power of Attorney of the Grantor granted hereby and all authority conferred hereby is coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Grantor or by operation of law. The Grantor acknowledges that J. William Blackham, William P. Butler, Todd W. Kibler and Optionee have, and any successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Option Agreement. The Grantor agrees that, at the request of Optionee, it will promptly execute a separate power of attorney on the same terms set forth in this Article V, such execution to be witnessed and notarized.

5.2 Limitation on Liability. It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted to the Grantor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Transaction, the Registration Statement, the Prospectus or any Preliminary Prospectus, nor for any aspect of the offering of the Common Stock, and it shall not be liable for any error or judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. The Grantor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney created by the Grantor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. The Grantor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Optionee) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

5.3 Ratification; Third Party Reliance. The Grantor does hereby ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Grantor hereunder, and the Grantor authorizes the reliance of third parties on this Power of Attorney and waives its rights, if any, as against any such third party for its reliance hereon.

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ARTICLE VI

MISCELLANEOUS

6.1 Amendment. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment. No waiver of any provisions of this Option Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

6.2 Entire Agreement; Counterparts; Applicable Law. This Option Agreement and all Ancillary Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of Maryland without giving effect to the conflict of law provisions thereof.

6.3 Assignability. This Option Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Option Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that Optionee may assign this Option Agreement, the Closing Documents and the Ancillary Agreements and any agreement contemplated hereunder or thereunder to the Optionee or to an affiliate of Optionee without the consent of the Grantor.

6.4 Titles. The titles and captions of the Articles, Sections and paragraphs of this Option Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Option Agreement.

6.5 Third Party Beneficiary. No provision of this Option Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity; provided, however, that Section 5.3 of this Option Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

6.6 Severability. If any provision of this Option Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Option Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Option Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Optionee to effect such replacement.

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6.7 Equitable Rights. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in Kenton County, Commonwealth of Kentucky (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

6.8 Attorneys’ Fees. In connection with any litigation or a court proceeding arising out of this Option Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial or on appeal.

6.9 Notices; Exercise of the Purchase Option. Any notice or demand which must or may be given under this Option Agreement (including the exercise by Optionee of the Purchase Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), or (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being deposited with a nationally known commercial courier service providing next day delivery service (such as Federal Express); addressed and delivered or telecopied (a) in the case of a notice to the Optionee at the following address and telecopy number:

J. William Blackham

President and Chief Executive Officer

Eagle Hospitality Properties Trust, Inc.

100 E. RiverCenter Blvd., Suite 1100

Phone: (859) 292-5500

Fax: (859) 292-7998

and (b) in the case of a notice to the Grantor, at the following address and telecopy number:

William P. Butler

Chairman of the Board of Directors

KY Florida Hotel Investors, Inc.

100 E. RiverCenter Blvd., Suite 1100

Phone: (859) 292-5500

Fax: (859) 292-7998

6.10 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are Eastern Time.

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6.11 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Grantor set forth in this Option Agreement shall survive the consummation of the transactions contemplated hereby.

6.12 Time of the Essence. Time is of the essence with respect to all obligations of Grantor under this Option Agreement.

6.13 Good Faith Determination. Notwithstanding anything herein to the contrary, it is agreed and understood that the Purchase Price (i.e., the Cash Amount and the Shares) may be lowered by Optionee in its sole and absolute discretion without the consent of the Grantor in the event that the REIT, as the sole general partner of Optionee, determines that (a) after consummation of the IPO, the Optionee will not have received sufficient funds to consummate the transactions contemplated to occur in connection with its formation or (b) in connection with the IPO, based on changes to the assumptions underlying the expected valuation of the Property or all of the properties to be acquired by the Optionee, whether due to changes in the capitalization rates assumed by Optionee or otherwise, the fair market value attributed to the Property or all of the properties to be acquired by the Optionee is less than the expected valuation of such Property or properties on the date hereof. Notwithstanding anything in this Section 6.13 to the contrary, in no event shall this Section 6.13 permit the REIT to reduce the consideration described in Section 1.3 to an amount less than 50% of the amounts stated in Section 1.3.

ARTICLE VII

INDEMNITY OBLIGATIONS

7.1 Agreement of the Grantor to Indemnify. The Grantor shall defend, indemnify, and hold Optionee and its affiliates, and its and their directors, officers, agents and employees (collectively, the “Indemnified Parties”) harmless from and against, and reimburse the Indemnified Parties with respect to, any and all Losses (including Third Party Claims, whether in contract or tort) incurred by such Indemnified Parties by reason of or arising out of or in connection with (i) any breach by the Grantor of, and any untruth, inaccuracy or incompleteness of, any representation or warranty contained in this Option Agreement or the Ancillary Agreements, (ii) any fraud by the Grantor relating to this Option Agreement or the Ancillary Agreements, (iii) the failure, partial or total, of the Grantor to perform any agreement or covenant required by this Option Agreement or the Ancillary Agreements to be performed by it or (iv) any Excluded Liabilities. For purposes of this Article VII, “Losses” includes any out-of-pocket loss as a result of demands, claims, payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, causes of action, suits, liabilities, costs, expenses, reasonable attorney’s fees and expenses, attorney’s fees and expenses necessary to enforce the right to indemnification hereunder, and interest on any amount payable to a third party as a result of the foregoing. “Losses” excludes lost income and profits, consequential damages and punitive damages. In the event the Transaction is consummated as an acquisition of all of the outstanding ownership interests in the Property-Owning Entity or the Newco, neither the Parent nor KY Florida shall be entitled to any indemnification from the Property-Owning Entity or the Newco for amounts paid hereunder. In such event, there shall be no right of contribution from the

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Property-Owning Entity or the Newco or any successor thereto. For purposes of the indemnification obligations set forth in this Article VII, the determination of whether any representation or warranty of Grantor has been breached, or is or was untrue, inaccurate or incomplete, any qualification or limitation of such representation or warranty to such Grantor’s knowledge shall be disregarded.

7.2 Third-Party Claims.

(a) In the event a claim, suit or proceeding by a third party is made or filed against any Indemnified Party (a “Third-Party Claim”), such Indemnified Party shall promptly after the receipt of written notice of such claim, suit or proceeding notify the Grantor (each, an “Indemnitor”) in writing of such claim, suit or proceeding and thereafter the Indemnified Party shall promptly deliver to the Indemnitor copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim; provided, that the failure of the Indemnified Party to give timely notice of any such claim, suit or proceeding or to make timely delivery of any such notices or documents shall not relieve the Indemnitor of its indemnification obligations with respect to such claim, suit or proceeding except to the extent that such Indemnitor has been prejudiced thereby.

(b) The Indemnitor shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims) from receipt of the indemnification claim (the “Notice Period”) to notify the Indemnified Party, (i) whether or not the Indemnitor disputes its liability to the Indemnified Party with respect to such claim and (ii) notwithstanding any such dispute, whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnified Party against such claim.

(i) In the event that the Indemnitor notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim then, except as hereinafter provided, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with such proceeding, claim or demand; provided, however, that the Indemnified Party may, at its election, participate in, but not control, the defense of any such proceeding, claim or demand through counsel of its own choice, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnitor (in which case, if the Indemnified Party notifies the Indemnitor in writing that it elects separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defense of such action on behalf of the Indemnified Party with respect to such defenses).

(ii) Notwithstanding the above, if any such claim or the litigation or resolution of any such claim involves a dispute with a significant customer or supplier of its business, then the Indemnified Party shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification

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obligation of the Indemnitor. If the Indemnified Party should elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim at its sole cost and expense.

(iii) Except where the Indemnitor (A) timely elects to defend the Indemnified Party against such claim or demand (in which case Sections 7.2(b)(i) and (ii) shall govern), or (B) Indemnitor disputes its Liability in a timely manner under this Section 7.2, the Indemnitor shall be conclusively liable for the amount of any Loss resulting from such claim or defense which is unsuccessful.

(c) The Indemnified Party and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnified Party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

(d) Neither the Indemnitor nor the Indemnified Party may settle any such proceeding, claim or demand if such settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld. Consent shall be presumed where the party given written notice of the proposed settlement has not responded within twenty (20) business days of such written notice. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial Loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

(e) Within thirty (30) days after (i) any final judgment or award shall have been rendered by a court or governmental body of competent jurisdiction and the time in which to appeal therefrom has expired, (ii) a settlement shall have been consummated or (iii) the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged by the Indemnified Party to be indemnified, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by the Indemnitor with respect to such matter, and the Indemnitor shall promptly pay all undisputed sums so owing to the Indemnified Party.

7.3 Duration. The Grantor will have liability with respect to any breach of (i) a covenant or obligation to be performed or complied with prior to or on the IPO Closing Date or (ii) a representation or warranty only if on or before a date that is prior to the first anniversary of the IPO Closing Date, Optionee notifies the Grantor of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Optionee.

7.4 Limitations. Other than claims made under Section 7.1(iv) or Third Party Claims, in no event shall the liability of the Grantor under this Article 7 exceed the Purchase Price.

Hyatt Regency Rochester

7.5 Exclusive Remedy. The exclusive remedy available to an Indemnified Party in respect of the matters covered by Section 7.1 hereof shall be to proceed in the manner and subject to the limitations set forth in this Article 7.

Hyatt Regency Rochester

IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement, or caused the Option Agreement to be duly executed on its behalf, as of the date first above written.

OPTIONEE:	EAGLE HOSPITALITY PROPERTIES TRUST, INC.

	By:	/s/ J. William Blackham
J. William Blackham
President and Chief Executive Officer

GRANTOR:	KY FLORIDA HOTEL INVESTORS, INC.

	By:	/s/ William P. Butler
William P. Butler
Duly Authorized Signatory

ROCHESTER HOTEL HOLDING CORPORATION

	By:	/s/ William P. Butler
William P. Butler
Duly Authorized Signatory

ROCHESTER DOWNTOWN HOTEL, INC.

	By:	/s/ William P. Butler
William P. Butler
Duly Authorized Signatory